Exhibit 10.1
SECOND AMENDED AND RESTATED SPONSOR SUPPORT AGREEMENT
     This Agreement (this “Agreement”) is entered into as of August 13, 2009, by and between Hayground Cove Asset Management LLC, a Delaware Limited Liability Company (“HCAM”) and Global Consumer Acquisition Corp., a Delaware Corporation (“GCAC”), and amends and restates in its entirety that certain Amended and Restated Sponsor Support Agreement, dated as of July 28, 2009, by and between HCAM and GCAC.
     WHEREAS, GCAC has entered into (i) a Merger Agreement (the “1st Commerce Merger Agreement”), with WL Interim Bank, a Nevada corporation (“1st Commerce Merger Sub”), 1st Commerce Bank, a Nevada-chartered non-member bank (“1st Commerce Bank”), Capitol Development Bancorp Limited V, a Michigan corporation (“Capitol Development”) and Capitol Bancorp Limited, a Michigan corporation, which provides for the merger (the “Merger”) of 1st Commerce Merger Sub with and into 1st Commerce Bank, with 1st Commerce Bank being the surviving entity and becoming GCAC’s wholly-owned subsidiary and (ii) together with 1st Commerce Bank as assignee, an Asset Purchase Agreement (the “Colonial Asset Purchase Agreement”), with Colonial Bank, an Alabama banking corporation (“Colonial Bank”), and wholly-owned subsidiary of The Colonial BancGroup, Inc. a Delaware corporation. The transactions contemplated by the 1st Commerce Merger Agreement and the Colonial Asset Purchase Agreement are referred to herein as the “Acquisitions”.
     WHEREAS, HCAM, as GCAC’s sponsor, may take certain actions to help facilitate the consummation of the Acquisitions.
     WHEREAS, due to regulatory considerations and market feedback, GCAC and HCAM desire to affirm that neither HCAM nor GCAC have entered or will enter into any private negotiations to purchase any GCAC securities to help facilitate GCAC shareholder approval of the Acquisitions.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Sponsor Support. HCAM acknowledges that it may, at is option and in its sole discretion, assist and support GCAC in consummating the Acquisitions, but will not provide such assistance and support by entering into any private negotiations to purchase, or purchasing, any GCAC securities.
     2. Indemnification. GCAC will indemnify, defend and hold harmless HCAM, its affiliates, any current or previous investors in any of the funds or accounts it manages, any other person acting on behalf of such persons, and each other person, if any, who controls any of the foregoing persons within the meaning of the Securities Act of 1934, as amended, against any obligations, claims, disputes, losses, damages, expenses or liabilities, joint or several, (or actions in respect thereof) to which any of the foregoing persons may become subject and insofar as such, obligations, claims, disputes, losses, damages, expenses or liabilities (or actions in respect thereof)

arise out of or are based upon this Agreement or any other agreements or transactions undertaken by HCAM in its capacity as GCAC’s sponsor, regardless of whether HCAM is a party thereto.
     3. Waiver of Trust. HCAM hereby acknowledges that the aggregate gross proceeds from GCAC’s initial public offering (“IPO”), including the proceeds received upon the consummation of the exercise of the over-allotment option, and proceeds received from a private placement that closed simultaneously with the first closing of the IPO, including any accrued interest not released to GCAC in accordance with the terms of the IPO was placed in a trust account (the “Trust Account”) for the benefit of the GCAC’s public stockholders. HCAM further hereby acknowledges and agrees that HCAM does not have any right, title, interest or claim of any kind in or to any monies the Trust Account established by GCAC (“Claim”) and hereby waives any Claim HCAM may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with GCAC, including this Agreement and the transactions contemplated hereby, and will not seek recourse against the Trust Account for any reason whatsoever.
     4. Complete Agreement; Amendment. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof. No party hereto shall be bound by nor charged with any oral or written agreements, representations, warranties, statements, promises or understandings not specifically set forth in this Agreement, or the exhibits hereto. This Agreement may not be changed, amended, altered or modified except by a writing signed by the parties hereto, and no provision hereof may be waived other than in a writing signed by the party to be charged.
     5. Validity. In the event that any provision of this Agreement shall be held to be invalid or unenforceable, the same shall not affect in any respect whatsoever the validity or enforceability of the remainder of this Agreement.
     6. Survival of Rights. Except as provided herein to the contrary, this Agreement shall be binding upon and inure to the benefit of the parties signatory hereto, and their respective permitted successors and assigns.
     7. Waiver. No consent or waiver, express or implied, by a party to or of any breach or default by the other party in the performance by such other party of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance of such other party of the same or any other obligations of such other party hereunder. Failure on the part of a party to complain of any act or failure to act on the part of the other party or to declare the other party in default, irrespective of how long such failure continues, shall not constitute a waiver by such party of its rights hereunder unless such default is cured prior the date upon which the non-defaulting party declares such default. The giving of consent by a party in any one instance shall not limit or waive the necessity to obtain such party’s consent in any future instance.
     8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same instrument.

     9. Further Assurances. Each party hereto agrees to do all acts and things and to make, execute and deliver such written instruments, as shall from time to time be reasonably required, to carry out the terms and provisions of this Agreement.
     10. Choice of Law. This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of law principles that would result in the application of the substantive laws of another jurisdiction.

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

HAYGROUND COVE ASSET MANAGEMENT LLC

/s/ Jason N. Ader

Name: Jason N. Ader
Title: Sole Member

GLOBAL CONSUMER ACQUISITION CORP.

/s/ Daniel B. Silvers

Name: Daniel B. Silvers
Title: President